  Exhibit 10.6

SECURITY AGREEMENT

This Security Agreement (this “Security Agreement”) is made as of _______, 2017 by and among Sincerity Applied Materials Holdings Corp., a Nevada corporation, (the “Company”) and its subsidiary, Sincerity Australia Pty Ltd., an Australia corporation (the “Subsidiary”), (collectively, the “Grantors”); each “Purchaser” named in the Omnibus Signature Page(s) to the Subscription Agreement of even date herewith (the “Subscription Agreement”) between the Company and the Purchasers, relating to units consisting of the Company’s 8% Senior Convertible Secured Promissory Notes (the “Notes”) and warrants to purchase shares of the Company’s common stock; and _____________, in its capacity as the Collateral Agent for the Noteholders (in such capacity, the “Collateral Agent”).

WITNESSETH:

WHEREAS, pursuant to the Subscription Agreement, the Company has agreed to sell, and the Purchasers have agreed to purchase the Units, including the Notes;

WHEREAS, each Grantor will receive direct and substantial benefits from the purchase by the Purchasers of the Notes; and

WHEREAS, it is a condition precedent to the Purchaser purchasing the Notes that each Grantor shall have granted a first priority security interest in and lien on the Collateral to the Collateral Agent; and

NOW, THEREFORE, for and in consideration of the Subscription Agreement and the Note, the other premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, the parties covenant and agree as follows:

1. Definitions.

Capitalized terms used herein without definition shall have the meanings ascribed to them in the Subscription Agreement. In addition to the words and terms defined elsewhere in this Agreement, the following words and terms shall have the following meanings, unless the context otherwise clearly requires:

“Accounts” shall have the meaning given to that term in the Code and shall include without limitation all rights of each Grantor, whenever acquired, to payment for goods sold or leased or for services rendered, whether or not earned by performance.

“Chattel Paper” shall have the meaning given to that term in the Code and shall include without limitation all writings owned by each Grantor, whenever acquired, which evidence both a monetary obligation and a security interest in or a lease of specific goods.

“Code” shall mean the Uniform Commercial Code as in effect on the date of this Agreement and as amended from time to time, of the state or states having jurisdiction with respect to all or any portion of the Collateral from time to time.

“Collateral” shall mean (i) all tangible and intangible assets of each Grantor and any hereafter acquired subsidiaries of each Grantor, including, without limitation, collectively the Accounts, Chattel Paper, Deposit Accounts, Documents, Equipment, Fixtures, General Intangibles, Instruments, Intellectual Property, Inventory and Investment Property of each Grantor, whether now owned or existing or hereinafter acquired or arising and regardless of where located and (ii) Proceeds of each of them.

“Collateral Agent” shall mean the person designated by the Purchasers that purchased a majority of the Units sold in the Offering.

“Deposit Accounts” shall have the meaning given to that term in the Code and shall include a demand, time, savings, passbook or similar account maintained with a bank, savings bank, savings and loan association, credit union, trust company or other organization that is engaged in the business of banking.

“Documents” shall have the meaning given to that term in the Code and shall include without limitation all warehouse receipts (as defined by the Code) and other documents of title (as defined by the Code) owned by each Grantor, whenever acquired.

“Equipment” shall have the meaning given to that term in the Code and shall include without limitation all goods owned by each Grantor, whenever acquired and wherever located, used or brought for use primarily in the business or for the benefit of each Grantor, and not included in Inventory of each Grantor, together with all attachments, accessories and parts used or intended to be used with any of those goods or Fixtures, whether now or in the future installed therein or thereon or affixed thereto, as well as all substitutes and replacements thereof in whole or in part.

“Event of Default” shall mean (i) any of the Events of Default described in the Notes or (ii) any default by a Grantor in the performance of its obligations under this Agreement.

“Fixtures” shall have the meaning given to that term in the Code, and shall include without limitation leasehold improvements.

“General Intangibles” shall have the meaning given to that term in the Code and shall include, without limitation, all leases under which each Grantor, now or in the future leases and or obtains a right to occupy or use real or personal property, or both, all of the other contract rights of each Grantor, whenever acquired, and customer lists, choses in action, claims (including claims for indemnification), books, records, Intellectual Property, contracts, licenses, license agreements, tax and any other types of refunds, returned and unearned insurance premiums, rights and claims under insurance policies, and computer information, software and records and data now owned or acquired after the date of this Agreement by each Grantor.

 “Instruments” shall have the meaning given to that term in the Code and shall include, without limitation, all negotiable instruments (as defined in the Code), all certificated securities (as defined in the Code) and all other writings which evidence a right to the payment of money now or after the date of this Agreement owned by each Grantor.

“Intellectual Property” shall mean, all intellectual property of the Grantors including, without limitation all copyrights, trademarks, service marks, trade names, trade secrets, patents, all documented and undocumented research, ideas, data, theories, conclusions, reports, drawings, designs, blueprints, schematics, exhibits, models, prototypes, source code, object code, flow charts, manuals, processes, specifications, formulae, product configurations, notes, inventions (whether or not patentable and whether or not reduced to practice) and any other information of any kind developed, in development or maintained by the Grantors.

“Inventory” shall have the meaning given to that term in the Code and shall include without limitation all goods owned by each Grantor, whenever acquired and wherever located, held for sale or lease or furnished or to be furnished under contracts of service, and all raw materials, work in process and materials owned by each Grantor, and used or consumed in each Grantor’s business, whenever acquired and wherever located.

“Investment Property,” “Securities Intermediary” and “Commodities Intermediary” each shall have the meaning set forth in the Code.

“Loan Documents” shall mean collectively, this Agreement, the Notes, the Subscription Agreement, and all other agreements, documents and instruments executed and delivered in connection therewith, as each may be amended, restated, supplemented, replaced or otherwise modified from time to time in accordance with the terms thereof.

“Majority Holders” means a Noteholder or Noteholders then holding in excess of 50% of the aggregate unpaid or unconverted principal amount of the Notes.

“Permitted Liens” shall mean all (i) all existing liens on the assets of a Grantor which have been disclosed to the Collateral Agent by the Company on a Schedule I attached hereto, and (ii) all purchase money security interests hereinafter incurred by a Grantor in the ordinary course of business.

“Proceeds” shall have the meaning given to that term in the Code and shall include without limitation whatever is received when Collateral or Proceeds are sold, exchanged, collected or otherwise disposed of, whether cash or non-cash, and includes without limitation proceeds of insurance payable by reason of loss of or damage to Collateral.

Capitalized terms not otherwise defined in this Agreement or the Subscription Agreement shall have the meanings attributed to such terms in the Code.

2. Security Interest.

(a)           As security for the full and timely payment of the amounts due pursuant to the Notes in accordance with the terms of the Subscription Agreement and the performance of the obligations of the Company under the Subscription Agreement, the Notes and the other Transaction Documents, each Grantor agrees that the Collateral Agent shall have, and each Grantor hereby grants and conveys to and creates in favor of the Collateral Agent for the ratable benefit of the Noteholders, a first priority security interest under the Code in and to its Collateral regardless of where located. The security interest granted to the Collateral Agent in this Agreement shall be a senior security interest, prior and superior to the rights of all third parties existing on or arising after the date of this Agreement subject to the Permitted Liens.

(b)           All of the Equipment, Inventory and Goods owned by each Grantor is located in the jurisdiction as specified on Schedule I attached hereto (except to the extent any such Equipment, Inventory or Goods is in transit or located at such Grantor’s job site in the ordinary course of business). Except as disclosed on Schedule I, no material Collateral is in the possession of any bailee, warehousemen, processor or consignee. Schedule I discloses such Grantors name as of the date hereof as it appears in official filings in the state, province or jurisdiction, as applicable, of its incorporation, formation or organization, the type of entity of Grantor (including corporation, partnership, limited partnership or limited liability company), the organizational identification number issued by Grantor’s state of incorporation, formation or organization (or a statement that no such number has been issued), and the chief place of business, chief executive officer and the office where Grantor keeps its books and records. Each Grantor has only one state, province, or jurisdiction, as applicable, of incorporation, formation or organization except as disclosed on Schedule I attached hereto. Each Grantor does not do business and has not done business during the past five (5) years under any trade name or fictitious business name except as disclosed on Schedule I attached hereto.

3. Provisions Applicable to the Collateral.

The parties agree that the following provisions shall be applicable to the Collateral:

(a)           Each Grantor covenants and agrees that at all times during the term of this Agreement it shall keep accurate and complete books and records concerning the Collateral that is now or hereafter owned by the Grantor.

(b)           The Collateral Agent or his, her or its representatives shall have the right, upon reasonable prior written notice to a Grantor and during the regular business hours of the Grantor, to examine and inspect the Collateral and to review the books and records of the Grantor concerning the Collateral that is now owned or acquired after the date of this Agreement by the Grantor and to copy the same and make excerpts therefrom; provided, however, that from and after the occurrence of an Event of Default, the rights of inspection and entry shall be subject to the requirements of the Code.

(c)           Each Grantor shall at all times during the term of this Agreement keep the Equipment, Inventory and Fixtures that are now owned by each Grantor in the states or other locations set forth on Schedule I or, upon written notice to the Collateral Agent, at such other locations for which the Collateral Agent has filed financing statements, and in no other states or locations without ten (10) days’ prior written notice to the Collateral Agent, except that each Grantor shall have the right until one or more Events of Default shall occur to sell, move or otherwise dispose of Inventory and other Collateral in the ordinary course of business.

(d)           Each Grantor shall not move the location of its principal executive offices without prior written notification to the Collateral Agent.

(e)           Without the prior written consent of the Collateral Agent, each Grantor shall not sell, lease or otherwise dispose of any Equipment or Fixtures, except in the ordinary course of their business.

(f)           Promptly upon request of the Collateral Agent, from time to time, each Grantor shall furnish the Collateral Agent with such information and documents regarding the Collateral and each Grantor’s financial condition, business, assets or liabilities, at such times and in such form and detail as the Collateral Agent may reasonably request.

(g)           During the term of this Agreement, each Grantor shall deliver to the Collateral Agent, upon his, her or its reasonable, written request from time to time, without limitation,

(i)           all invoices and customer statements rendered to account debtors, documents, contracts, chattel paper, instruments and other writings pertaining to each Grantor’s contracts or the performance of each Grantor’s contracts,

(ii)           evidence of each Grantor’s accounts and statements showing the aging, identification, reconciliation and collection thereof, and

(iii)           reports as to each Grantor’s inventory and sales, shipment, damage or loss thereof, all of the foregoing to be certified by authorized officers or other employees of each Grantor, and the Company shall take all necessary action during the term of this Agreement to perfect any and all security interests in favor of each Noteholder and to assign to the Collateral Agent all such security interests in favor of each Noteholder.

(h)           Notwithstanding the security interest in the Collateral granted to and created in favor of the Collateral Agent under this Agreement, each Grantor shall have the right until one or more Events of Default shall occur, at its own cost and expense, to collect the Accounts and the Chattel Paper and to enforce their contract rights.

(i)           Subject to restrictions applicable to the Notes and the Permitted Liens, after the occurrence of an Event of Default, the Collateral Agent shall have the right, in his, her or its sole discretion, to give notice of the Collateral Agent’s security interest to account debtors obligated to each Grantor and to take over and direct collection of the Accounts and the Chattel Paper, to notify such account debtors to make payment directly to the Collateral Agent and to enforce payment of the Accounts and the Chattel Paper and to enforce each Grantor’s contract rights. It is understood and agreed by each Grantor that the Collateral Agent shall have no liability whatsoever under this subsection, except for his, her or its own gross negligence or willful misconduct.

(j)           At all times during the term of this Agreement, each Grantor shall promptly deliver to the Collateral Agent, upon the written request of the Collateral Agent, all existing leases, and all other leases entered into by each Grantor from time to time, covering any material Equipment or Inventory (the “Leased Inventory”) which is leased to third parties.

(k)           Each Grantor shall not change its name, entity status, federal taxpayer identification number, or provincial organizational or registration number, or the state or jurisdiction under which it is organized without the prior written consent of the Collateral Agent, which consent shall not be unreasonably withheld, conditioned or delayed.

(l)           Each Grantor shall not close any of its Deposit Accounts or open any new or additional Deposit Accounts without first giving the Collateral Agent at least ten (10) days’ prior written notice thereof; however, the Collateral Agent has the power to waive a portion of the notice period if such waiver does not harm Collateral Agent’s security position.

(m)           Subject to restrictions applicable to the Notes and the Permitted Liens, each Grantor shall cooperate with the Collateral Agent, at each Grantor’s reasonable expense, in perfecting Collateral Agent’s security interest in any of the Collateral in all jurisdictions in which Collateral is located. Each Grantor agrees that from time to time, at its own expense, such Grantor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or that the Collateral Agent may reasonably request, in order to perfect and protect the security interest granted or purported to be granted hereby or to enable the Collateral Agent to exercise and enforce his, her or its rights and remedies hereunder with respect to any of the Collateral.

(n)           Subject to restrictions applicable to the Notes and the Permitted Liens, the Collateral Agent may file any necessary financing statements and other documents he, she or it deems reasonably necessary in order to perfect the Collateral Agent’s security interest without either Grantor’s signature. Each Grantor grants to the Collateral Agent a power of attorney for the sole purpose of executing any documents on behalf of each Grantor which the Collateral Agent deems reasonably necessary to perfect the Collateral Agent’s security interest. Such power, coupled with an interest, is irrevocable.

(o)           Each Grantor shall promptly advise the Collateral Agent of any subsequent ownership rights of such Grantor in or to any Collateral.

(p)           Each Grantor shall cooperate with the Collateral Agent and use all commercially reasonable efforts to take or cause to be taken all actions and do or cause to be done all things necessary, proper or advisable on their part under this Security Agreement and applicable laws, to effect the transactions and matters contemplated by this Security Agreement, including, but not limited to, the perfection of security interests in all jurisdictions in which the Collateral is now or hereafter located, including preparing and filing, as soon as practicable, all documents to effect all necessary notices, reports and other filings.

4. Actions with Respect to Accounts.

Each Grantor irrevocably makes, constitutes and appoints the Collateral Agent its true and lawful attorney-in-fact with power to sign its name and to take any of the following actions after the occurrence and prior to the cure of an Event of Default, at any time without notice to either Grantor and at each Grantor’s reasonable expense, subject to restrictions applicable to the Notes and the Permitted Liens:

(a)           Verify the validity and amount of, or any other matter relating to, the Collateral by mail, telephone, telegraph or otherwise;

(b)           Notify all account debtors that the Accounts have been assigned to the Collateral Agent and that the Collateral Agent has a security interest in the Accounts;

(c)           Direct all account debtors to make payment of all Accounts directly to the Collateral Agent;

(d)           Take control in any reasonable manner of any cash or non-cash items of payment or proceeds of Accounts;

(e)           Receive, open and respond to all mail addressed to each Grantor;

(f)           Take control in any manner of any rejected, returned, stopped in transit or repossessed goods relating to Accounts;

(g)           Enforce payment of and collect any Accounts, by legal proceedings or otherwise, and for such purpose the Collateral Agent may:

(i) Demand payment of any Accounts or direct any account debtors to make payment of Accounts directly to the Collateral Agent;

(ii) Receive and collect all monies due or to become due to each Grantor pursuant to the Accounts;

(iii) Exercise all of each Grantor’s rights and remedies with respect to the collection of Accounts;

(iv) Settle, adjust, compromise, extend, renew, discharge or release Accounts in a commercially reasonable manner;

(v) Sell or assign Accounts on such reasonable terms, for such reasonable amounts and at such reasonable times as the Collateral Agent reasonably deems advisable;

(vi) Prepare, file and sign each Grantor’s name or names on any Proof of Claim or similar documents in any proceeding filed under federal or state bankruptcy, insolvency, reorganization or other similar law as to any account debtor;

(vii) Prepare, file and sign each Grantor’s name or names on any notice of lien, claim of mechanic’s lien, assignment or satisfaction of lien or mechanic’s lien or similar document in connection with the Collateral;

(viii) Endorse the name of each Grantor upon any chattel papers, documents, instruments, invoices, freight bills, bills of lading or similar documents or agreements relating to Accounts or goods pertaining to Accounts or upon any checks or other media of payment or evidence of a security interest that may come into the Collateral Agent’s possession;

(ix) Sign the name or names of each Grantor to verifications of Accounts and notices of Accounts sent by account debtors to each Grantor; or

(x) Take all other actions that the Collateral Agent reasonably deems to be necessary or desirable to protect each Grantor’s interest in the Accounts.

(h)           Negotiate and endorse any Document in favor of the Collateral Agent or his, her or its designees, covering Inventory which constitutes Collateral, and related documents for the purpose of carrying out the provisions of this Agreement and taking any action and executing in the name(s) of Borrower any instrument which the Collateral Agent may reasonably deem necessary or advisable to accomplish the purpose hereof. Without limiting the generality of the foregoing, the Collateral Agent shall have the right and power to receive, endorse and collect checks and other orders for the payment of money made payable to each Grantor representing any payment or reimbursement made under, pursuant to or with respect to, the Collateral or any part thereof and to give full discharge to the same. Each Grantor does hereby ratify and approve all acts of said attorney and agrees that said attorney shall not be liable for any acts of commission or omission, nor for any error of judgment or mistake of fact or law, except for said attorney’s own gross negligence or willful misconduct. This power, being coupled with an interest, is irrevocable until the Note is paid in full (at which time this power shall terminate in full) and each Grantor shall have performed all of its obligations under this Agreement. Each Grantor further agrees to use its reasonable efforts to assist the Collateral Agent in the collection and enforcement of the Accounts and will not hinder, delay or impede the Collateral Agent in any manner in his, her or its collection and enforcement of the Accounts.

5. Preservation and Protection of Security Interest.

Each Grantor represents and warrants that it has, and covenants and agrees that at all times during the term of this Agreement, it will have, good and marketable title to the Collateral now owned by it free and clear of all mortgages, pledges, liens, security interests, charges or other encumbrances, except for the Notes and the Permitted Liens and those junior in right of payment and enforcement to that of the Collateral Agent or in favor of the Collateral Agent, and shall defend the Collateral against the claims and demands of all persons, firms and entities whomsoever. Assuming the Collateral Agent has taken all required action to perfect a security interest in the Collateral as provided by the Code, each Grantor represents and warrants that as of the date of this Agreement the Collateral Agent has, and that all times in the future the Collateral Agent will have, a first priority perfected security interest in the Collateral, prior and superior to the rights of all third parties in the Collateral existing on the date of this Agreement or arising after the date of this Agreement subject to the Permitted Liens. Except as permitted by this Agreement, each Grantor covenants and agrees that it shall not, without the prior written consent of the Collateral Agent (i) borrow against the Collateral or any portion of the Collateral from any other person, firm or entity, except for borrowings which are subordinate to the rights of the Collateral Agent, (ii) grant or create or permit to attach or exist any mortgage, pledge, lien, charge or other encumbrance, or security interest on, of or in any of the Collateral or any portion of the Collateral except those in favor of the Collateral Agent, the holders of Notes, or the Permitted Liens, (iii) permit any levy or attachment to be made against the Collateral or any portion of the Collateral, except those subject to the Notes, or the Permitted Liens, or (iv) permit any financing statements to be on file with respect to any of the Collateral, except financing statements in favor of the Collateral Agent, the holders of the Notes, or those with respect to the Permitted Liens. Each Grantor shall faithfully preserve and protect the Collateral Agent’s security interest in the Collateral and shall, at its own reasonable cost and expense, cause, or assist the Collateral Agent to cause that security interest to be perfected and continue perfected so long as the Notes or any portion of the Notes is outstanding, unpaid or executory. For purposes of the perfection of the Collateral Agent’s security interest in the Collateral in accordance with the requirements of this Agreement, each Grantor shall from time to time at the request of the Collateral Agent file or record, or cause to be filed or recorded, such instruments, documents and notices, including assignments, financing statements and continuation statements, as the Collateral Agent may reasonably deem necessary or advisable from time to time in order to perfect and continue perfected such security interest. Each Grantor shall do all such other acts and things and shall execute and deliver all such other instruments and documents, including further security agreements, pledges, endorsements, assignments and notices, as the Collateral Agent in his, her or its discretion may reasonably deem necessary or advisable from time to time in order to perfect and preserve the priority of such security interest as a first lien security interest in the Collateral prior to the rights of all third persons, firms and entities subject to the Permitted Liens, and except as may be otherwise provided in this Agreement. Each Grantor agrees that a carbon, photographic or other reproduction of this Agreement or a financing statement is sufficient as a financing statement and may be filed instead of the original.

6. Insurance.

Risk of loss of, damage to or destruction of the Equipment, Inventory and Fixtures is on each Grantor. Each Grantor shall insure the Equipment, Inventory and Fixtures against such risks and casualties and in such amounts and with such insurance companies as is ordinarily carried by corporations or other entities engaged in the same or similar businesses and similarly situated or as otherwise reasonably required by the Collateral Agent in his, her or its sole discretion. In the event of loss of, damage to or destruction of the Equipment, Inventory or Fixtures during the term of this Agreement, each Grantor shall promptly notify the Collateral Agent of such loss, damage or destruction. At the reasonable request of the Collateral Agent, each Grantor’s policies of insurance shall contain loss payable clauses in favor of each Grantor and the Collateral Agent as his, her or its respective interests may appear and shall contain provision for notification of the Collateral Agent thirty (30) days prior to the termination of such policy. At the request of the Collateral Agent, copies of all such policies, or certificates evidencing the same, shall be deposited with the Collateral Agent. If any Grantor fails to effect and keep in full force and effect such insurance or fail to pay the premiums when due, the Collateral Agent may (but shall not be obligated to) do so for the account of such Grantor and add the cost thereof to the Note. The Collateral Agent are irrevocably appointed attorney-in-fact of each Grantor to endorse any draft or check which may be payable to each Grantor in order to collect the proceeds of such insurance. Unless an Event of Default has occurred and is continuing, the Collateral Agent will turn over to each Grantor the proceeds of any such insurance collected by the Collateral Agent on the condition that each Grantor apply such proceeds either (i) to the repair of damaged Equipment, Inventory or Fixtures, or (ii) to the replacement of destroyed Equipment, Inventory or Fixtures with Equipment, Inventory or Fixtures of the same or similar type and function and of at least equivalent value (in the sole judgment of the Collateral Agent), provided such replacement Equipment, Fixtures or Inventory is made subject to the security interest created by this Agreement and constitutes a first lien security interest in the Equipment, Inventory and Fixtures subject only to Permitted Liens and other security interests permitted under this Agreement, including under the Notes, and is perfected by the filing of financing statements in the appropriate public offices and the taking of such other action as may be necessary or desirable in order to perfect and continue perfected such security interest. Any balance of insurance proceeds remaining in the possession of the Collateral Agent after payment in full of the Notes shall be paid over to the applicable Grantor or its order.

7. Maintenance and Repair.

Each Grantor shall maintain the Equipment, Inventory and Fixtures, and every portion thereof, in good condition, repair and working order, reasonable wear and tear alone excepted, and shall pay and discharge all taxes, levies and other impositions assessed or levied thereon as well as the cost of repairs to or maintenance of the same. If any Grantor fails to do so, the Collateral Agent may (but shall not be obligated to) pay the cost of such repairs or maintenance and such taxes, levies or impositions for the account of such Grantor and add the amount of such payments to the principal of the Note.

8. Preservation of Rights against Third Parties; Preservation of Collateral in Collateral Agent’s Possession.

Until such time as the Collateral Agent exercises his, her or its right to effect direct collection of the Accounts and the Chattel Paper and to effect the enforcement of each Grantor’s contract rights, each Grantor assumes full responsibility for taking any and all commercially reasonable steps to preserve rights in respect of the Accounts and the Chattel Paper and their contracts against prior parties. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of such of the Collateral as may come into its possession from time to time if the Collateral Agent take such action for that purpose as the relevant Grantor shall request in writing, provided that such requested action shall not, in the judgment of the Collateral Agent, impair the Collateral Agent’s security interest in the Collateral or its right in, or the value of, the Collateral, and provided further that the Collateral Agent receives such written request in sufficient time to permit the Collateral Agent to take the requested action.

9. Events of Default and Remedies.

(a)           If any one or more of the Events of Default shall occur or shall exist, the Collateral Agent may then or at any time thereafter, so long as such default shall continue, foreclose the lien or security interest in the Collateral in any way permitted by law, or upon twenty (20) days’ prior written notice to the relevant Grantor, sell any or all Collateral at private sale at any time or place in one or more sales, at such price or prices and upon such terms, either for cash or on credit, as the Collateral Agent, in his, her or its sole discretion, may elect, or sell any or all Collateral at public auction, either for cash or on credit, as the Collateral Agent, in his, her or its sole discretion, may elect, and at any such sale, the Collateral Agent may bid for and become the purchaser of any or all such Collateral. Pending any such action the Collateral Agent may liquidate the Collateral.

(b)           If any one or more of the Events of Default shall occur or shall exist, the Collateral Agent may then, or at any time thereafter, so long as such default shall continue, grant extensions to, or adjust claims of, or make compromises or settlements with, debtors, guarantors or any other parties with respect to Collateral or any securities, guarantees or insurance applying thereon, without notice to or the consent of any Grantor, without affecting each Grantor’s liability under this Agreement or the Note. Each Grantor waives notice of acceptance, of nonpayment, protest or notice of protest of any Accounts or Chattel Paper, any of its contract rights or Collateral and any other notices to which each Grantor may be entitled.

(c)           If any one or more of the Events of Default shall occur or shall exist and be continuing, then in any such event, the Collateral Agent shall have such additional rights and remedies in respect of the Collateral or any portion thereof as are provided by the Code and such other rights and remedies in respect thereof which him, her or it may have at law or in equity or under this Agreement, including without limitation the right to enter any premises where Equipment, Inventory and/or Fixtures are located and take possession and control thereof without demand or notice and without prior judicial hearing or legal proceedings, which each Grantor expressly waives.

(d)           The Collateral Agent shall apply the Proceeds of any sale or liquidation of the Collateral, and, subject to Section 5 hereof, any Proceeds received by the Collateral Agent from insurance, first to the payment of the reasonable costs and expenses incurred by the Collateral Agent in connection with such sale or collection, including without limitation reasonable attorneys’ fees and legal expenses; second to the repayment of the Note and to the payment of amount due to the holders of Notes, pro rata, whether on account of principal or interest or otherwise as the Collateral Agent, in his, her or its sole discretion, may elect, and then to pay the balance, if any, to the relevant Grantor or as otherwise required by law. If such Proceeds are insufficient to pay the amounts required by law, the Grantors shall be liable for any deficiency.

(e)           Upon the occurrence of any Event of Default, each Grantor shall promptly upon written demand by the Collateral Agent assemble the Equipment, Inventory and Fixtures and make them available to the Collateral Agent at a place or places to be designated by the Collateral Agent. The rights of the Collateral Agent under this paragraph to have the Equipment, Inventory and Fixtures assembled and made available to them is of the essence of this Agreement and the Collateral Agent may, at his, her or its election, enforce such right by an action in equity for injunctive relief or specific performance, without the requirement of a bond.

10. Defeasance.

Notwithstanding anything to the contrary contained in this Agreement, upon the earlier of payment, conversion and performance in full of the Note, this Agreement shall terminate and be of no further force and effect, and the Collateral Agent shall thereupon terminate his, her or its security interest in the Collateral. Until such time, however, this Agreement shall be binding upon and inure to the benefit of the parties, their successors and assigns, provided that, without the prior written consent of the Collateral Agent, no Grantor may assign this Agreement or any of its rights under this Agreement or delegate any of its duties or obligations under this Agreement and any such attempted assignment or delegation shall be null and void. This Agreement is not intended and shall not be construed to obligate the Collateral Agent to take any action whatsoever with respect to the Collateral or to incur expenses or perform or discharge any obligation, duty or disability of any Grantor.

11. Miscellaneous.

(a)           The provisions of this Agreement are intended to be severable. If any provision of this Agreement shall for any reason be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability of such provision in any other jurisdiction or any other provision of this Agreement in any jurisdiction.

(b)           No failure or delay on the part of the Collateral Agent in exercising any right, remedy, power or privilege under this Agreement and the Notes shall operate as a waiver thereof or of any other right, remedy, power or privilege of the Collateral Agent under this Agreement, the Notes or any of the other Loan Documents; nor shall any single or partial exercise of any such right, remedy, power or privilege preclude any other right, remedy, power or privilege or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges of the Collateral Agent under this Agreement, the Notes and the other Loan Documents are cumulative and not exclusive of any rights or remedies which he, she or it may otherwise have.

(c)           Unless otherwise provided herein, all demands, notices, consents, service of process, requests and other communications hereunder shall be in writing and shall be delivered in person, by e-mail (with confirmation of transmission) or by overnight courier service, or mailed by certified mail, return receipt requested, addressed:

If to Borrower or any other Grantor:
At the address for the Borrower set forth in the Subscription Agreement.

If to the Collateral Agent: To the address communicated by the Collateral Agent to the Company in writing for such notice purposes.

Any such notice shall be effective when delivered, if delivered by hand delivery, overnight courier service, or U.S. Mail return receipt requested.

(d)           The section headings contained in this Agreement are for reference purposes only and shall not control or affect its construction or interpretation in any respect.

(e)           Unless the context otherwise requires, all terms used in this Agreement which are defined by the Code shall have the meanings stated in the Code.

(f)           The Code shall govern the settlement, perfection and the effect of attachment and perfection of the Collateral Agent’s security interest in the Collateral, and the rights, duties and obligations of the Collateral Agent and each Grantor with respect to the Collateral. EACH GRANTOR HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(g)           This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument. All of such counterparts shall be read as though one, and they shall have the same force and effect as though all the signers had signed a single page. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

12.
The Collateral Agent.

(a) Delegation of Duties. The Collateral Agent may execute any of its duties under this Security Agreement or any other Transaction Document by or through agents, employees or attorneys in fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Collateral Agent shall not be responsible for the negligence or misconduct of any agent or attorney in fact that it selects with reasonable care.

(b) Liability of Collateral Agent. None of the Collateral Agent Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Security Agreement or any other Transaction Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Noteholders for any recital, statement, representation or warranty made by any other party, or any officer thereof, contained in this Security Agreement or in any other Transaction Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Collateral Agent under or in connection with, this Security Agreement or any other Transaction Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Security Agreement or any other Transaction Document, or for any failure of any other party to this Security Agreement or any other Transaction Document to perform its obligations hereunder or thereunder. No Collateral Agent Related Person shall be under any obligation to any Noteholder to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Security Agreement or any other Transaction Document, or to inspect the properties, books or records of the Company or any of the Company’s Subsidiaries or Affiliates. “Collateral Agent Related Persons” means the Collateral Agent and any successor agent arising hereunder, together with their respective affiliates, and the officers, directors, employees, agents and attorneys-in-fact of such persons and affiliates.

(c) Reliance by Collateral Agent. The Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper person or persons, and upon advice and statements of legal counsel (including counsel to the Company or any Grantor), independent accountants and other experts selected by the Collateral Agent. The Collateral Agent shall be fully justified in failing or refusing to take any action under this Security Agreement or any other Transaction Document unless it shall first receive such advice or concurrence of the Majority Holders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Noteholders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Security Agreement or any other Transaction Document in accordance with a request or consent of the Majority Holders and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Noteholders.

(d) Notice of Default. The Collateral Agent shall not be deemed to have knowledge or notice of the occurrence of any default or Event of Default, except with respect to defaults in the delivery of any documents or certificates required to be delivered to the Collateral Agent hereunder for the benefit of the Noteholders, unless the Collateral Agent shall have received written notice from a Noteholder or the Company or any Grantor referring to this Security Agreement, describing such default or Event of Default and stating that such notice is a “notice of default”. The Collateral Agent will notify the Noteholders of its receipt of any such notice. The Collateral Agent shall take such action with respect to such Default or Event of Default as may be requested by the Majority Holders in accordance with this Security Agreement; provided, however, that unless and until the Collateral Agent has received any such request, the Collateral Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such default or Event of Default as it shall deem advisable or in the best interest of the Noteholders.

(e) Collateral Agent in Individual Capacity. Any Collateral Agent Related Person may engage in transactions with, make loans to, acquire equity interests in and generally engage in any kind of business with the Company or any Grantor and their affiliates, including purchasing and holding Notes, as though the Collateral Agent were not the Collateral Agent hereunder and without notice to or consent of the Noteholders. the Noteholders acknowledge that, pursuant to such activities, any Collateral Agent Related Person may receive information regarding the Company or any Grantor and their affiliates (including information that may be subject to confidentiality obligations in favor of the Company or any Grantor and their affiliates) and acknowledge that the Collateral Agent shall be under no obligation to provide such information to them. With respect to any Notes it holds, a Collateral Agent Related Person shall have the same rights and powers under this Security Agreement as any other Noteholder and may exercise the same as though the Collateral Agent were not the Collateral Agent, and the terms “Noteholder” and “Noteholders” include any such Collateral Agent Related Person in its individual capacity.

(f)  Successor Collateral Agent. The Collateral Agent may, and at the request of the Majority Noteholders shall, resign as Collateral Agent upon thirty (30) days’ notice to the Noteholders. If the Collateral Agent resigns under this Security Agreement, the Majority Holders shall appoint from among the Noteholders a successor agent for the Noteholders, which successor agent shall be approved by the Company, such approval not to be unreasonably withheld. If no successor agent is appointed prior to the effective date of the resignation of the Collateral Agent, the Collateral Agent may appoint, after consulting with the Noteholders and the Company, a successor agent from among the Noteholders. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Collateral Agent and the term “Collateral Agent” shall mean such successor agent and the retiring Collateral Agent’s appointment, powers and duties as Collateral Agent shall be terminated. After any retiring Collateral Agent’s resignation hereunder as Collateral Agent, the provisions of this Section 10 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Collateral Agent under this Security Agreement. If no successor agent has accepted appointment as Collateral Agent by the date which is thirty (30) days following a retiring Collateral Agent’s notice of resignation, the retiring Collateral Agent’s resignation shall nevertheless thereupon become effective, and the Noteholders shall perform all of the duties of the Collateral Agent hereunder until such time, if any, as the Majority Holders appoint a successor agent as provided for above.

13.
Amendments.

This Security Agreement may be amended only by a written instrument signed by the Grantors, Majority Holders and the Collateral Agent.

14.
Governing Law; Jurisdiction.

This Security Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of law.

Each party agrees that any legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Security Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) may be commenced in the state and federal courts sitting in the City of New York, Borough of Manhattan (the “New York Courts”). Each party hereto hereby irrevocably submits to the jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of the Notes), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, or such New York Courts are improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Security Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing herein shall affect the right of the Holder to commence legal proceedings or otherwise proceed against the Company in any other jurisdiction.

15.
Confidentiality.

In handling any confidential information, the Noteholders and the Collateral Agent shall exercise the same degree of care that they exercise for their own proprietary information, but disclosure of information may be made: (i) to the Noteholders or affiliates in connection with their present or prospective business relations with Grantors; (ii) to prospective transferees or purchasers of any interest in the Notes (provided, however, the Noteholders shall use commercially reasonable efforts to obtain such prospective transferee’s or purchaser’s agreement to the terms of this provision); (iii) as required by law, regulation, subpoena, or other order, (iv) as required in connection with the Noteholders’ or the Collateral Agent’s examination or audit; and (v) as the Noteholders or the Collateral Agent consider appropriate in exercising remedies under this Security Agreement. Confidential information does not include information that either: (a) is in the public domain or in the Noteholders’ or the Collateral Agent’s possession when disclosed to such person, or becomes part of the public domain after disclosure to the Noteholders or the Collateral Agent through no fault of such person; or (b) is disclosed to the Noteholders or the Collateral Agent by a third party, if such person reasonably does not know that the third party is prohibited from disclosing the information.

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IN WITNESS WHEREOF, and intending to be legally bound, the parties have executed and delivered this Security Agreement as of the day and year set forth at the beginning of this Security Agreement.

GRANTORS:	SINCERITY APPLIED MATERIALS HOLDINGS CORP., a Nevada corporation By: Name: Title:
SINCERITY AUSTRIALIA PTY LTD., an Australia corporation By: Name: Title:
COLLATERAL AGENT: _______________________ By: Name: Title:
[THE NOTEHOLDERS SIGN BY EXECUTING OMNIBUS SIGNATURE PAGE
TO THE SUBSCRIPTION AGREEMENT]

[SIGNATURE PAGE TO SECURITY AGREEMENT]